EXHIBIT 10.14(b)

                AMENDMENT NO. 3 TO EQUIPMENT SUBLEASE AGREEMENT


          This Amendment No. 3 to Equipment Sublease Agreement (this "Amendment") is dated as of June 14, 1995, between Carlisle Plastics, Inc., ("Sublessor") and Rhino-X Industries, Inc. ("Sublessee").


                                   RECITALS
                                   --------
          A. Sublessee and Sublessor are parties to an Equipment Sublease Agreement dated as of April 4, 1994 (as amended to date, the "Sublease"). Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Sublease.

           B. Sublessee and Sublessor have agreed to amend the Maximum Capital Expenditure covenant and the address for delivery of notices to Sublessor in the Sublease as provided below.

           NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

           1.   Amendment.

           (a) Section (a) of Exhibit G-1 to the Sublease is hereby amended by deleting the following in its entirety:

                January 1, 1995, through December 31, 1995     $11,000,000

and substituting the following in lieu therefor:

                January 1, 1995, through December 31, 1995     $16,000,000

           (b) The address for delivery of notices to Sublessor set forth on the signature page of the Lease is hereby amended to read as follows:

                             1314 North Third Street
                             Phoenix, Arizona  85004
                             Attn:  Chief Financial Officer

           2. Closing Condition. This Amendment shall be effective upon the receipt by Sublessee and Sublessor of executed counterparts of this Amendment or of telecopied confirmation of the execution and mailing of this Amendment.

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           3.    Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which taken together shall constitute one and the same agreement.

          4. Ratification. Except as expressly amended hereby, all of the representations, warranties, provisions, covenants, terms and conditions of the Sublease shall remain unaltered and in full force and effect as amended hereby.

           IN WITNESS WHEREOF, Sublessee and Sublessor have caused this Amendment to be duly executed as of the day and year first set forth above.

CARLISLE PLASTICS, INC.

By:    /s/ Cheryl J. Sauter
       -------------------------
Name:  Cheryl J. Sauter
Title: Treasurer


RHINO-X INDUSTRIES, INC.

By:    /s/ Cheryl J. Sauter
       -------------------------
Name:  Cheryl J. Sauter
Title: Treasurer